Exhibit 2.1
AMENDMENT NO. 1 TO
AGREEMENT AND PLAN OF MERGER
This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of August 9, 2010 (this “Amendment”), is made by and among MOUNTAIN ACQUISITION CORP., a Delaware corporation (“Parent”), MOUNTAIN MERGER SUB CORP., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), MOUNTAIN ACQUISITION HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), and HEALTH GRADES, INC., a Delaware corporation (the “Company”). Each of Parent, Merger Sub, Holdings and the Company are referred to herein as a “Party” and together as “Parties.”
RECITALS
WHEREAS, the Parties desire to amend certain terms of that certain Agreement and Plan of Merger, dated as of July 27, 2010 (the “Merger Agreement”), by and among Parent, Merger Sub, Holdings and the Company, as provided in this Amendment;
WHEREAS, pursuant to Section 9.6 of the Merger Agreement, the Merger Agreement may be amended at any time prior to the Effective Time by an instrument in writing signed by the Parties; and
WHEREAS, the respective boards of directors of the Parties have determined that this Amendment is advisable and in the best interests of their respective stockholders and have authorized and approved the execution and delivery of this Amendment.
AGREEMENT
NOW THEREFORE, in consideration of the foregoing and intending to be legally bound hereby, the Parties hereby agree as follows:
1. Defined Terms. Capitalized terms used herein, including in the preamble and recitals hereto, and not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed to such terms in the Merger Agreement.
2. Amendment to Section 2.1(d)(i) of the Merger Agreement. Pursuant to Section 9.6 of the Merger Agreement, Section 2.1(d)(i) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:
“Subject to the terms and conditions of this Agreement and the Offer, the Offer shall initially be scheduled to expire at 9:00 a.m., New York City time, on the date that is the later of (A) twenty (20) Business Days (for this purpose calculated in accordance with Rule 14d-1(g)(3) promulgated under the Exchange Act) after the date the Offer is commenced (within the meaning of Rule 14d-2 promulgated under the Exchange Act), and (B) thirty-one (31) Business Days after the date of the issuance of the press release in the form set forth in Section 7.11 of the Company Disclosure Schedule.”

3. Effective Date of Amendment No. 1. This Amendment shall, upon execution and delivery hereof by the Parties hereto, be deemed in full force and effect as of the date hereof.
4. Miscellaneous.
(a) This Amendment shall be construed, performed and enforced in accordance with the Laws of the State of Delaware without giving effect to its principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of the Laws of another jurisdiction.
(b) Except as expressly amended hereby, the Merger Agreement and all other documents, agreements and instruments relating thereto are and shall remain unmodified and in full force and effect and are hereby ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any party under the Merger Agreement, nor, except as expressly provided herein, constitute a waiver or amendment of any other provision of the Merger Agreement.
(d) This Amendment may be executed by facsimile and in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
(e) The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.
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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MOUNTAIN ACQUISITION CORP.
By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca
	Title:	Secretary

MOUNTAIN MERGER SUB CORP.
By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca
	Title:	Secretary

MOUNTAIN ACQUISITION HOLDINGS, LLC
By:	/s/ Steven Della Rocca
	Name:	Steven Della Rocca
	Title:	Secretary
[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HEALTH GRADES, INC.
By:	/s/ Kerry R. Hicks
	Name:	Kerry R. Hicks
	Title:	Chairman & Chief Executive Officer
[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]